SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                January 18, 1994
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                                 Date of Report
                        (Date of earliest event reported)

                       CHAMPION INTERNATIONAL CORPORATION
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    New York
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                 (State or other jurisdiction of incorporation)

              1-3053                                 13-1427390
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     (Commission File Number)            (IRS Employer Identification No.)


                One Champion Plaza, Stamford, Connecticut   06921
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             (Address of principal executive offices)    (Zip Code)

                                 (203) 358-7000
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             (Registrant's telephone number, including area code)

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          ITEM 5:  OTHER EVENTS

                    The Company reported a loss of 56 cents per share for the fourth quarter of 1993, compared to losses of 38 cents in the fourth quarter of 1992 and 65 cents in the third quarter of 1993. Excluding non-recurring items in each quarter, the Company incurred a 35 cent loss in the fourth quarter of 1993, compared to losses of 56 cents in the fourth quarter of 1992 and 40 cents in the third quarter of 1993.

                    For the year, the loss per share of $1.98 compared to a loss of $5.05 in 1992. Excluding non-recurring items in each period, the Company incurred a loss of $1.44 per share in 1993, compared to a loss of $1.33 in 1992. The non-recurring items for 1993 included an eight cent charge as a result of the adoption in the fourth quarter, retroactive to January 1, 1993, of the new Financial Accounting Standards Board accounting standard for postemployment benefits.

                    Despite significant improvements in the
          Company's operating performance and higher earnings in its wood products business, results for the year and the quarter ended December 31, 1993 were affected by continued weak prices for pulp and certain of its paper grades.

                    The Company's paper segment reported a loss from operations for the year of $134 million compared with a loss of $7 million in 1992. The fourth quarter loss of $24 million compared with losses of $16 million a year ago and $22 million in the third quarter of 1993.

                    The Company's wood products segment reported income from operations of $248 million for the year, up from $125 million in 1992. Fourth quarter income from operations of $57 million improved from $32 million in both the prior and year-ago quarters. The improved earnings were due primarily to significantly higher prices for lumber, plywood and timber.

                    The Company's Consolidated Statement of Income for the Three Months and the Twelve Months Ended December 31, 1993 and December 31, 1992 and Consolidated Balance

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          Sheet as of December 31, 1993 and December 31, 1992 are
          attached hereto as Exhibits 99.1 and 99.2, respectively.

                                   EXHIBITS

          99.1      Champion International Corporation and
                    Subsidiaries Consolidated Statement of Income for the Three Months Ended December 31, 1993 and 1992 and the Twelve Months Ended December
                    31, 1993 and December 31, 1992

          99.2      Champion International Corporation and
                    Subsidiaries Consolidated Balance Sheet as of
                    December 31, 1993 and December 31, 1992



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                                  SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   CHAMPION INTERNATIONAL CORPORATION

                                   By:       /S/ Lawrence A. Fox
                                               Lawrence A. Fox
                                         Vice President and Secretary

          Dated:  January 31, 1994


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